Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

Priority Senior Secured Income Fund, Inc.

New York, New York

We hereby consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-182941 on Form N-2 of our report dated November 13, 2012, relating to the financial statements of Priority Senior Secured Income Fund, Inc. as of October 12, 2012 and for the period from July 19, 2012 (inception) to October 12, 2012 which is contained in the Statement of Additional Information, which is part of such Registration Statement.

/s/BDO USA, LLP

BDO USA, LLP

New York, New York

November 13, 2012